Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bakers Footwear Group, Inc. (the “Company”) on Form 10-Q for the period ended April 28, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter A. Edison, Chairman of the Board, Chief Executive Officer and President of the Company, and I, Charles R. Daniel, III, Executive Vice President and Chief Financial Officer, Controller, Treasurer and Secretary of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 12, 2012	/s/ Peter A. Edison
Peter A. Edison
Chairman of the Board, Chief Executive Officer
and President
Bakers Footwear Group, Inc.

Date: June 12, 2012	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Executive Vice President and Chief Financial Officer,
Controller, Treasurer and Secretary
Bakers Footwear Group, Inc.

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Bakers Footwear Group, Inc. and will be retained by Bakers Footwear Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.